United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

FRANKLIN FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its new charter)

Pennsylvania	0-12126	25-1440803
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

20 South Main Street, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Franklin Financial Services Corporation held its annual meeting of shareholders on April 30, 2013. The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of three Directors to Class B for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
Charles S. Bender, II	1,990,860	95,559	619,804
Martin R. Brown	2,017,574	68,845	619,804
Allen E. Jennings, Jr.	2,006,617	79,802	619,804
Stephen E. Patterson	1,998,645	87,774	619,804

Messrs. Bender, Brown, Jennings and Patterson were elected.

Proposal 2 – Advisory Vote on Compensation Paid to Named Executive Officers (Say-On-Pay)

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,833,282	207,937	45,200	619,804

Proposal 3 – To approve the Incentive Stock Option Plan of 2013

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,746,986	314,814	24,619	619,804

Proposal 4 – Ratification of the selection of ParenteBeard LLC, as the independent registered public accounting firm for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,641,640	34,370	30,213	0

The selection of ParenteBeard LLC was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

/s/ William E. Snell, Jr.
William E. Snell, Jr., President
and Chief Executive Officer

Dated: May 1, 2013